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                                                                   Exhibit 10.10


                            SECURED PROMISSORY NOTE
                            -----------------------

$215,050                                                        October 23, 1997


          FOR VALUE RECEIVED, the undersigned, Peter J. Sodini ("Borrower") hereby promises to pay to the order of The Pantry, Inc., a Delaware corporation ("Payee"), the principal sum of Two Hundred Fifteen Thousand Fifty dollars ($215,050) together with interest on the unpaid balance of such principal amount from the date hereof at the rate of interest designated by Bankers Trust Company as the prime rate as it may change from time to time (the "Prime Rate"). Any change in the interest rate to be paid on this Promissory Note resulting from a change in the Prime Rate shall be effective on the date of such change. Accrued interest shall be payable quarterly in arrears commencing on the last day of the first December subsequent to the date hereof and continuing on the last day of each succeeding March, June, September and December thereafter until paid in full. The principal balance of, and all accrued and unpaid interest on, this Promissory Note shall be payable in full by Borrower to Payee on that date which is five years from the date hereof.

          Payments of principal and interest on this Promissory Note shall be made in legal tender of the United States of America and shall be made at the principal executive offices of Payee at 1801 Douglas Drive, Sanford, North Carolina 27330, or at such other place as Payee shall have designated in writing to Borrower. If the date set for any payment of principal or interest on this Promissory Note is a Saturday, Sunday or legal holiday, then such payment shall be due on the next succeeding business day.

          As of the date hereof, Borrower has purchased certain shares (the "Shares") of the capital stock of Payee pursuant to the terms of that certain Stock Purchase Agreement (the "Purchase Agreement") dated as of even date hereof by and among Payee, Borrower and certain other parties thereto. Payment of this Promissory Note shall be secured by the Shares as provided in that certain Stock Pledge Agreement of even date herewith by and between Payee and Borrower (the "Pledge Agreement").

          The principal balance of, and accrued and unpaid interest on, this Promissory Note may be prepaid at any time, in whole or in part, without premium or penalty. In addition, in the event any of the Shares are sold, transferred, assigned, pledged or otherwise disposed of by Borrower to anyone, Borrower shall pay the principal balance of, and accrued but unpaid interest on, this Promissory Note or cause the purchaser(s), to the extent of any principal balance of, and accrued but unpaid interest on, this Promissory Note, to make payment for such Shares directly to Payee and such proceeds shall be applied by Payee to the prepayment of the principal balance of, and accrued and unpaid interest on, this Promissory Note. Any such prepayment shall be first applied to the payment of any accrued and unpaid interest and then to the unpaid balance of the principal amount.

          In the event Borrower shall (i) fail to make complete payment of any installment of
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accrued interest under this Promissory Note within five days after payment of such installment of accrued interest is due; (ii) fail to make complete payment of principal when due under this Promissory Note; (iii) fail to make the prepayment of principal and accrued interest on this Promissory Note as required by the fourth paragraph hereof; or (iv) commit a breach of or default under the Pledge Agreement, Payee may accelerate this Promissory Note and declare the entire unpaid principal amount of this Promissory Note and all accrued and unpaid interest hereon to be immediately due and payable and, thereupon, the unpaid principal amount and all such accrued and unpaid interest shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind (all of which are hereby expressly waived by Borrower). The failure of Payee to accelerate this Promissory Note shall not constitute a waiver of any of Payee's rights under this Promissory Note as long as Borrower's default under this Promissory Note or breach of or default under the Pledge Agreement continues.

          The provisions of this Promissory Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules thereof. In the event that Payee is required to take any action to collect or otherwise enforce payment of this Promissory Note, Borrower agrees to pay such reasonable attorneys' fees, court costs and other expenses as Payee may incur as a result thereof, whether or not suit is commenced.

          All notices, requests, demands or other communications under this Promissory Note shall be delivered in accordance with the provisions of Section 6.1(d) of the Purchase Agreement to the address(es) set forth therein.

          IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered by Borrower on the date first above written.

                                         BORROWER:

                                         /s/ Peter J. Sodini
                                         _______________________________________
                                         Peter J. Sodini